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                                                                       EXHIBIT 5

                  [Letterhead of Maynard, Cooper & Gale, P.C.]

                                 April 20, 2001



Alabama National BanCorporation
1927 First Avenue North
Birmingham, Alabama  35203

Dear Sirs:

     We are counsel to Alabama National BanCorporation, a Delaware corporation (the "Company") in connection with the registration on Form S-8 under the Securities Act of 1933 (the "Act") of 37,290 shares (the "Shares") of Common Stock, par value $1.00 per share, of the Company, to be issued in accordance with the terms of the Community Bank of Naples, National Association 1996 Stock Option Plan (the "Plan"). We have examined such corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In our opinion, (a) the Company is authorized to issue the Shares pursuant to the provisions of the Plan, and (b) when the Registration Statement on Form S-8 relating to the Shares (the "Registration Statement") has become effective under the Act, and the Shares will have been duly issued as contemplated by the Registration Statement and the Plan, such Shares will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                              Very truly yours,

                                              MAYNARD, COOPER & GALE, P.C.


                                              By: /s/ Christopher B. Harmon
                                                  ------------------------------
                                                  Christopher B. Harmon